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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)       September 27, 2001
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                     Transcontinental Realty Investors, Inc.
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             (Exact name of registrant as specified in its charter)




Nevada                                  1-9240                        94-6565852
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(State or other jurisdiction          (Commission                  (IRS Employer
of Incorporation)                     File Number)           Identification No.)




              1800 Valley View Lane, Suite 300, Dallas, Texas 75234
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code   469-522-4200
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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On September 27, 2001, Registrant purchased in two separate private block transactions a total of 593,200 shares of Registrant's Common Stock, par value $0.01 per share, at a total purchase price of $9,491,200, or $16 per share. The block repurchased from one group comprised 88,500 shares at $1,416,000, and from the other group, 504,700 shares at an aggregate price of $8,075,200. Registrant then retired the total number of shares, reducing the number of shares of Common Stock outstanding to 8,042,749 shares. The shares purchased by Registrant constituted approximately 6.87% of the previous number of shares outstanding before such purchases. The purchases by Registrant are not part of any other transaction or related to any other matter.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

Date: October 8, 2001              TRANSCONTINENTAL REALTY INVESTORS, INC.



                                   By: /s/ Robert A. Waldman
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                                       Robert A. Waldman, Senior Vice President,
                                       General Counsel and Secretary


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